Exhibit 99.1

Contact at 214/432-2000 Steven R. Rowley President & CEO D. Craig Kesler Executive Vice President & CFO Robert S. Stewart Executive Vice President

News For Immediate Release

EAGLE MATERIALS INC. REPORTS

FISCAL YEAR AND FOURTH QUARTER RESULTS

DALLAS, TX (May 14, 2014) – Eagle Materials Inc. (NYSE: EXP) today reported financial results for fiscal year 2014 and the fiscal fourth quarter ended March 31, 2014. Notable items for the fiscal year and quarter in relation to the prior year include:

•	Fiscal year 2014 revenues of $898.4 million, up 40%

•	Fiscal year 2014 net earnings per diluted share of $2.49, up 104%

•	Fourth quarter revenues of $189.9 million, up 19%

•	Fourth quarter earnings per diluted share of $0.45, up 181%

•	Repaid $108 million, or 22%, of outstanding debt during fiscal year 2014

Fiscal 2014 earnings before interest and income taxes doubled from the prior year to $200 million, reflecting improved sales volumes across all business lines, with cement sales volumes setting an annual record of nearly 4.6 million tons. Net sales prices also strengthened across all businesses, with annual wallboard net sales prices increasing 18% over the prior year. Annual revenue and earnings improvement also reflects the acquisition of assets, primarily two cement plants in Missouri and Oklahoma (the Acquired Assets) on November 30, 2012. Eagle ended the year with a net debt-to-capitalization ratio of 31%.

Fourth quarter earnings before interest and income taxes increased 119% to $33.8 million, as fourth quarter sales volumes also improved across all businesses, reflecting improving construction fundamentals in the US despite unusually severe winter weather. In addition, sales prices improved in all businesses. Gypsum Wallboard experienced the most significant improvement, with an increase in average net sales prices of 12% as compared with the prior year’s fourth quarter.

Cement, Concrete and Aggregates

Fiscal 2014 operating earnings from Cement were $89.5 million, an increase of 94% compared to fiscal 2013. Revenues from Cement, including joint venture and intersegment sales, were $438.2 million for fiscal 2014, 44% higher than last year.

Operating earnings from Cement during the fourth quarter were $12.0 million, a 422% increase from the same quarter a year ago. This year’s fourth quarter cement earnings were impacted by approximately $4.5 million associated with the annual maintenance outage at our Illinois Cement facility, whereas the prior year’s fourth quarter cement earnings were impacted by approximately $14 million associated with maintenance costs at the Acquired Assets. Cement revenues for the quarter, including joint venture and intersegment revenues, totaled $81.7 million, 10% greater than the same quarter last year. Cement sales volumes for the quarter were 803,000 tons, 4% higher than the same quarter a year ago. The average net sales price for this quarter was $93.01 per ton, 6% higher than the same quarter last year.

Concrete and Aggregates reported a fiscal 2014 operating loss of $4.7 million versus an operating loss of $5.4 million one year earlier. Our fiscal 2014 results include an operating loss of $4.9 million associated with the start-up of our new frac sand operation. Revenues from Concrete and Aggregates were $115.4 million for fiscal 2014, 108% higher than last year, reflecting the impact from our recently acquired concrete and aggregates business in Kansas City and the start-up of our frac sand operation.

Gypsum Wallboard and Paperboard

Fiscal 2014 operating earnings from Gypsum Wallboard and Paperboard were $138.5 million, an increase of 46% compared to fiscal 2013. Revenues from Gypsum Wallboard and Paperboard were $465.1 million for fiscal 2014, 22% higher than last year’s revenues.

Gypsum Wallboard and Paperboard reported fourth quarter operating earnings of $29.0 million, up 9% from the same quarter last year. The increase in operating earnings was primarily due to higher net wallboard sales prices and sales volumes offset by higher costs for maintenance ($1.5 million), legal ($1.3 million) and natural gas ($0.9 million).

Gypsum Wallboard and Paperboard revenues for the fourth quarter totaled $106.3 million, an 11% increase from the same quarter a year ago. The average Gypsum Wallboard net sales price for this quarter was $162.67 per MSF, 12% greater than the same quarter a year ago. Gypsum Wallboard sales volumes of 442 million square feet (MMSF) were up approximately 2% from the prior year’s fourth quarter. The average Paperboard net sales price this quarter was $503.62 per ton, 2% greater than the same quarter a year ago. Paperboard sales volumes for the quarter were 59,000 tons, 4% greater than the same quarter a year ago.

Details of Financial Results

For information regarding the results of operations for the Acquired Assets for certain periods prior to November 30, 2012, including pro forma financial information that combines the results of operations for Eagle and the Acquired Assets, please see our Form 8-K/A filed on April 26, 2013.

The prior year’s fourth quarter results include Acquisition and Litigation Expenses related primarily to the acquisition of the Acquired Assets and litigation costs related to our lawsuit against the IRS. The total impact from these non-routine items was $2.4 million (pre-tax), or $0.04 per diluted share (after-tax).

We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments within Eagle for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 3 for a reconciliation of these amounts.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Aggregates, Concrete, Gypsum Wallboard, Recycled Paperboard and Frac Sand from 40 facilities across the U.S. Eagle is headquartered in Dallas, Texas.

EXP’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Thursday, May 15, 2014. The conference call will be webcast simultaneously on the EXP Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in energy costs including, without limitation, natural gas, coal and oil; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation);possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. With respect to our acquisition of the Acquired Assets as described in this press release, factors, risks and uncertainties that may cause actual events and developments to vary materially from those anticipated in forward-looking statements include, but are not limited to, the risk that we may not be able to integrate the Acquired Assets in an efficient and cost-effective manner with our other assets and operations, the possible inability to realize synergies or other expected benefits of the transaction, the possibility that we may incur significant costs relating to transition or integration activities or repair and maintenance of the Acquired Assets, the discovery of undisclosed liabilities associated with the business, the need to repay the indebtedness incurred to fund the acquisition and the fact that increased debt may limit our ability to respond to any changes in general economic and business conditions that occur after the acquisition. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2013. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214/432-2000.

Steven R. Rowley

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

(1)	Statement of Consolidated Earnings
(2)	Revenues and Earnings by Lines of Business (Quarter and Fiscal Year)
(3)	Sales Volume, Net Sales Prices and Intersegment and Cement Revenues
(4)	Consolidated Balance Sheets

Eagle Materials Inc.

Attachment 1

Eagle Materials Inc.

Statement of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,		Fiscal Year Ended March 31,
	2014	2013	2014	2013
Revenues	$189,894	$159,118	$898,396	$642,562
Cost of Goods Sold	160,366	142,520	712,937	539,317

Gross Profit	29,528	16,598	185,459	103,245
Equity in Earnings of Unconsolidated JV	10,330	8,437	37,811	32,507
Corporate General and Administrative Expense	(6,102)	(6,976)	(24,552)	(23,918)
Other Operating Income (Expense)	68	(805)	1,368	(1,232)
Acquisition and Litigation Expense	—	(1,824)	—	(10,683)

Earnings before Interest and Income Taxes	33,824	15,430	200,086	99,919
Interest Expense, Net	(4,057)	(4,674)	(18,282)	(15,823)

Earnings before Income Taxes	29,767	10,756	181,804	84,096
Income Tax Expense	7,149	2,923	57,561	26,352

Net Earnings	$22,618	$7,833	$124,243	$57,744

NET EARNINGS PER SHARE
Basic	$0.46	$0.16	$2.53	$1.24

Diluted	$0.45	$0.16	$2.49	$1.22

AVERAGE SHARES OUTSTANDING
Basic	49,365,344	48,768,236	49,090,750	46,622,646

Diluted	50,187,433	49,643,918	49,939,165	47,340,450

Eagle Materials Inc.

Attachment 2

Eagle Materials Inc.

Revenues and Segment Operating Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended March 31,		Fiscal Year Ended March 31,
	2014	2013	2014	2013
Revenues*
Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$87,917	$78,245	$387,016	$306,529
Gypsum Paperboard	18,413	17,364	78,059	75,537

	106,330	95,609	465,075	382,066
Cement (Wholly Owned)	50,872	48,698	317,879	204,953
Concrete and Aggregates	32,692	14,811	115,442	55,543

Total Revenues	$189,894	$159,118	$898,396	$642,562

Segment Operating Earnings
Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$24,618	$22,356	$114,852	$69,712
Gypsum Paperboard	4,333	4,266	23,610	25,200

	28,951	26,622	138,462	94,912
Cement:
Wholly Owned	1,705	(6,132)	51,675	13,721
Joint Venture	10,330	8,437	37,811	32,507

	12,035	2,305	89,486	46,228
Concrete and Aggregates	(1,128)	(3,892)	(4,678)	(5,388)
Other, net	68	(805)	1,368	(1,232)

Sub-total	39,926	24,230	224,638	134,520
Corporate General and Administrative Expense	(6,102)	(6,976)	(24,552)	(23,918)
Acquisition and Litigation Expense	—	(1,824)	—	(10,683)

Earnings before Interest and Income Taxes	33,824	15,430	200,086	99,919

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 3.

Eagle Materials Inc.

Attachment 3

Eagle Materials Inc.

Sales Volume, Net Sales Prices and Intersegment and Joint Venture Revenues

(unaudited)

	Sales Volume
	Quarter Ended March 31,			Fiscal Year Ended March 31,
	2014	2013	Change	2014	2013	Change
Gypsum Wallboard (MMSF’s)	442	433	+2%	2,112	1,909	+11%
Cement (M Tons):
Wholly Owned	543	539	+1%	3,580	2,391	+50%
Joint Venture	260	234	+11%	1,013	912	+11%

	803	773	+4%	4,593	3,303	+39%
Paperboard (M Tons):
Internal	22	22	0%	101	88	+15%
External	37	35	+6%	155	156	-1%

	59	57	+4%	256	244	+5%
Concrete (M Cubic Yards)	176	156	+13%	899	577	+56%
Aggregates * (M Tons)	623	530	+18%	3,228	2,631	+23%

*	Aggregates sales volumes excludes sales of frac sand

	Average Net Sales Price*
	Quarter Ended March 31,			Fiscal Year Ended March 31,
	2014	2013	Change	2014	2013	Change
Gypsum Wallboard (MSF)	$162.67	$145.72	+12%	$148.33	$125.53	+18%
Cement (Ton)	$93.01	$87.81	+6%	$87.31	$83.49	+5%
Paperboard (Ton)	$503.62	$492.54	+2%	$504.41	$496.84	+2%
Concrete (Cubic Yard)	$84.72	$74.57	+14%	$82.55	$69.74	+18%
Aggregates (Ton)**	$7.03	$6.17	+14%	$6.76	$6.06	+12%

*	Net of freight and delivery costs billed to customers.
**	Aggregates net sales price is presented for traditional construction aggregates only, excluding sales of frac sand

	Intersegment and Cement Revenues
	Quarter Ended March 31,		Fiscal Year Ended March 31,
	2014	2013	2014	2013
Intersegment Revenues:
Cement	$1,449	$1,236	$8,952	$2,850
Paperboard	11,264	11,176	52,119	46,393
Concrete and Aggregates	134	141	1,023	744

	$12,847	$12,553	$62,094	$49,987

Cement Revenues:
Wholly Owned	$50,872	$48,698	$317,879	$204,953
Joint Venture	29,421	24,699	111,393	96,322

	$80,293	$73,397	$429,272	$301,275

Eagle Materials Inc.

Attachment 4

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	March 31,
	2014	2013
ASSETS
Current Assets –
Cash and Cash Equivalents	$6,482	$3,897
Accounts and Notes Receivable, net	102,917	87,543
Inventories	187,096	156,380
Federal Income Tax Receivable	—	2,443
Prepaid and Other Assets	10,465	11,008

Total Current Assets	306,960	261,271

Property, Plant and Equipment –	1,660,975	1,599,992
Less: Accumulated Depreciation	(676,924)	(614,268)

Property, Plant and Equipment, net	984,051	985,724
Investments in Joint Venture	43,008	42,946
Notes Receivable	3,063	3,893
Goodwill and Intangibles	160,690	162,400
Other Assets	13,757	19,999

	$1,511,529	$1,476,233

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable	$57,098	$58,880
Accrued Liabilities	42,222	41,349
Current Portion of Senior Notes	9,500	—

Total Current Liabilities	108,820	100,229

Long-term Liabilities	53,678	51,547
Bank Credit Facility	189,000	297,000
Senior Notes	182,759	192,259
Deferred Income Taxes	145,773	139,028
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares; None Issued	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 50,053,738 and 49,503,496 Shares, respectively.	501	495
Capital in Excess of Par Value	253,524	224,053
Accumulated Other Comprehensive Losses	(5,483)	(7,042)
Retained Earnings	582,957	478,664

Total Stockholders’ Equity	831,499	696,170

	$1,511,529	$1,476,233